Exhibit 10.1

Amendment No. 2 to SHARE EXCHANGE AGREEMENT

      THIS AMENDMENT NO.2 TO SHARE EXCHANGE AGREEMENT (the "Amendment No. 2") is made and entered on August 25, 2014 by and among Armco Metals Holdings, Inc., a Nevada corporation ("AMCO"), Draco Resources, Inc., a California corporation ("Draco Resources"), Metawise Group Inc., a California corporation ("Metawise") and Songqiang Chen, Jian Fang, Changlin Yan, Hongye Chen, Fanjie Wang, Tong Huang, Honglin Zhang and Hongbin Lin (collectively the "Shareholders"), refer to the Share Exchange Agreement ("Agreement")signed on April 15, 2014 and the Amendment to Share Exchange Agreement ("Amentment") signed on May 7, 2014.

NOW THEREFORE, in consideration of the mutual covenants, agreements, representations and warranties contained in Share Exchange Agreement, Amendment and Amendment No. 2, the parties hereto agree as follows:

1.       The clause regarding the share exchange under Recitals of the Agreement is hereby    amended below. The Parties agree to delete Recitals B in the Agreement and replace it with:

B. Upon the approval of the Amendment to AMCO's Articles of Incorporation to increase the number of AMCO's authorized shares of common stock from 74,000,000 shares to 200,000,000 shares, AMCO desires to acquire 40% of the Draco Resources Shares from the Shareholders in exchange for 51,000,000 shares of its common stock (the "AMCO Shares").

2.       The clause regarding the share exchange under Recitals of the Agreement is hereby amended below. The Parties agree to delete Recitals C in the Agreement and replace it with:

C. The Shareholders desire to exchange 40% of its Draco Resources Shares for the AMCO Shares upon the terms and conditions set forth herein.

3.       The clause regarding the finder's fee under Section 2.6 of the Agreement is hereby amended below. The Parties agree to delete Section 2.6 in the Agreement and replace it with:

2.6 Brokers or Finders. Armco acknowledges and agrees to pay to China Direct Investments, Inc. and its designees 2,400,000 shares of AMCO common stock and pay to Shanghai Heqi Investment Center (Limited Partner) and its designees 2,400,000 shares of AMCO common stock in connection with the transaction contemplated by this Agreement as Finder's Fee. (the "Finder's Fee").

4.       The clause regarding the finder's fee under Section 3.17 of the Agreement is hereby amended below. The Parties agree to delete Section 3.17 in the Agreement and replace it with:

3.17 Brokers or Finders. No broker's or finder's fee will be payable by Draco Resources in connection with the transaction contemplated by this Agreement, nor will any such fee be incurred as a result of any actions by Draco Resources.

5.       The clause regarding the finder's fee under Section 4.11 of the Agreement is hereby amended below. The Parties agree to delete Section 4.11 in the Agreement and replace it with:

4.11 Brokers or Finders. Armco acknowledges and agrees to pay to China Direct Investments, Inc. and its designees 2,400,000 shares of AMCO common stock and pay to Shanghai Heqi Investment Center (Limited Partner) and its designees 2,400,000 shares of AMCO common stock in connection with the transaction contemplated by this Agreement as Finder's Fee.

6. The amount of AMCO shares distributed to the Shareholders is hereby amended below.

Shareholder's Name	Ownership%
Songqiang Chen	39.6424% (20,217,600 AMCO shares)
Jian Fang	13.7255% (7,000,000 AMCO shares)
Changli Yan	12.5490% ( 6,400,000 AMCO shares)
Hongye Chen	11.7647% ( 6,000,000 AMCO shares)
Fajie Wang	11.7647% ( 6,000,000 AMCO shares)
Honglin Zhang	4.8941% ( 2,496,000 AMCO shares)
Tong Huang	4.4047% ( 2,246,400 AMCO shares)
Hongbing Lin	1.2549% ( 640,000 AMCO shares)
Total AMCO Shares: 51,000,000

IN WITNESS WHEREOF, the parties have executed this Amendment to SHARE EXCHANGE AGREEMENT on the date first above written.

ARMCO METALS HOLDINGS, INC.

By:

Kexuan Yao,
Chief Executive Officer

DRACO RESOURCES, INC.

By:

Songqiang Chen,
Chief Executive Officer

METAWISE GROUP, INC.

By:

Songqiang Chen,
Chief Executive Officer

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